UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    June 13, 2008

Disaboom Inc.
(Exact name of registrant as specified in charter)

Colorado	000-52558	20-5973352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7730 E. Belleview Avenue, Suite A-306 Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (720) 407-6530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement.

        On June 13, 2008 the employment agreement between Howard Lieber, our former Senior Vice President of Sales, and Disaboom Inc. (the “Company”) was terminated. The employment agreement was terminated as a result of Mr. Lieber’s resignation which is further described in Item 5.02 below.

        The employment agreement was entered effective as of December 1, 2007 and had an initial one year term. The material terms of the agreement were described in a current report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2007. Although we did not incur any early termination penalties stemming from the termination of Mr. Lieber’s employment agreement, we agreed to pay Mr. Lieber severance equal to three months of his annual salary.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On June 13, 2008 Howard Lieber resigned as the Company’s Senior Vice President of Sales. Mr. Lieber advised the Company that he resigned for personal reasons. However, Mr. Lieber will continue to provide sales and business development services to the Company in an independent contractor capacity.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2008	Disaboom Inc. (Registrant) /s/ John Walpuck Name: John Walpuck Title: President and Chief Financial Officerr